Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-175289, 333-175287 and 333-175286) and S-8 (Nos. 333-175245 and 333-175244) of Marathon Petroleum Corporation of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC

Toledo, OH

February 29, 2012